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                                                                     EXHIBIT 5.1

                              COUNSELLORS AT LAW

                          HUTCHINS, WHEELER & DITTMAR
                           A PROFESSIONAL CORPORATION

                101 FEDERAL STREET, BOSTON, MASSACHUSETTS 02110
               TELEPHONE: 617-951-6600   FACSIMILE: 617-951-1295


                                                                   July 15, 1998


Litchfield Financial Corporation
430 Main Street
Williamstown, Massachusetts 01267


Ladies and Gentlemen:

     In connection with the registration under the Securities Act of 1933, as amended, of an aggregate of up to $100,000,000 in principal amount of notes (the "Notes") of Litchfield Financial Corporation, a Massachusetts corporation (the "Company"), we have examined such corporate records and other documents, including the Registration Statement on Form S-3 of even date herewith, relating to such Notes (the Registration Statement as declared effective being hereinafter referred to as the "Registration Statement") and the related prospectus, and have reviewed such matters of law as we have deemed necessary as a basis for the opinions as hereinafter expressed.

     Based on the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion that:

          1. The Company is a corporation validly existing under the laws of the Commonwealth of Massachusetts; and

          2. The Notes, when issued under the circumstances contemplated in the Registration Statement, (a) will have been duly and validly issued by the Company, with all requisite authority and action; and (b) will be the legal, valid and binding obligations of the Company.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-3 and to the reference to us under the caption "Legal Matters" in the Registration Statement.




                                        Very truly yours,


                                        /s/ Hutchins, Wheeler & Dittmar
                                        -------------------------------
                                        HUTCHINS, WHEELER & DITTMAR
                                        A Professional Corporation